SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 13, 2008, by and among HOMELAND SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Company has authorized the designation of that certain Series H Convertible Preferred Stock, par value $.01 per share (the "Series H Preferred Shares") consisting of 10,000 Series H Preferred Shares, which are be convertible into shares of the Company’s Common Stock, par value $.001 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations of the Series H Convertible Preferred Stock of the Company attached hereto as Exhibit A (the "Certificate of Designations").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase (i) up to $6,310,000 of secured notes in the form attached hereto as “Exhibit B-1” (the “New Notes”) for a purchase price of $6,310,000, (ii) 6,190 Series H Preferred Shares (the “New Preferred Shares”) for a purchase price of $6,190,000, and (iii) a warrant (the “Warrant”) substantially in the form attached as Exhibit C to this Agreement with the to be initially exercisable to acquire 83,333,333 shares of Common Stock (the “Warrant Shares”); in each case as set forth on Schedule I attached hereto.

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of February 6, 2006 the (“February 2006 Purchase Agreement”), pursuant to which, among other things, the Buyer purchased from the Company an aggregate original principal amount of $4,000,000 of senior secured convertible debentures (the “February 2006 Debentures”), which are convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof, and which as of the date hereof has an outstanding principal balance of $3,810,000, plus accrued and unpaid interest thereon.

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of August 21, 2006 the (“August 2006 Purchase Agreement”), pursuant to which, among other things, the Buyer purchased from the Company an aggregate original principal amount of $4,000,000 of senior secured convertible debentures (the “August 2007 Debentures”), which are convertible into Common Stock in accordance with the terms thereof, and which as of the date hereof has an outstanding principal balance of $4,000,000, plus accrued and unpaid interest thereon.

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of June 1, 2007 the (“2007 Purchase Agreement”), pursuant to which, among other things, the Buyer purchased from the Company an aggregate original principal amount of $2,750,000 of senior secured convertible debentures (the “2007 Debentures”), which are convertible into shares of Common Stock in accordance with the terms thereof, and which as of the date hereof has an outstanding principal balance of $2,750,000, plus accrued and unpaid interest thereon.

WHEREAS, pursuant to the terms hereof, the Buyer desires to exchange February 2006 Debentures (but not accrued and unpaid interest thereon) for 3,810 Series H Preferred Shares (the “Exchanged Preferred Shares” and collectively along with the New Preferred Share, the “Preferred Shares”), which Exchanged Preferred Shares are being acquired for consideration consisting solely of the February 2006 Debentures surrendered for conversion.

WHEREAS, pursuant to the terms hereof, the Buyer desires to exchange the August 2006 Debentures and the 2007 Debentures (but not accrued and unpaid interest thereon) for an aggregate original principal amount of $6,750,000 of senior secured notes in the form attached as Exhibit B-2 to this Agreement (the “Exchanged Notes” and collectively along with the New Notes, the “Notes”), which Exchanged Notes are being acquired for consideration consisting solely of the August 2006 Debentures and the 2007 Debentures surrendered for conversion.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain demand registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) the Buyer, the Company, and the following subsidiaries of the Company: Homeland Security Advisory Services, Inc. (“Homeland Advisory”) and Celerity Systems, Inc. (“Celerity”) are executing and delivering a Security Agreement (the “Security Agreement”) pursuant to which the Company, Homeland Advisory and Celerity shall provide the Buyer a security interest in Pledged Property (as this term is defined in the Security Agreement) to secure the Company’s obligations under this Agreement, the Transaction Documents, or any other obligations of the Company to the Buyer, and (ii) Nexus Technologies Group, Inc. (“Nexus”), Homeland Advisory and Celerity (collectively, the “Guarantors”) are executing and delivering a Guaranty dated the date hereof (the “Guaranty” and collectively with the Security Agreement, the “Security Documents”) in favor of the Buyer, with respect to the Company’s obligations under the Securities Purchase Agreement and the Transaction Documents;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, the Notes, the Series H Preferred Shares, the Conversion Shares, the Warrants, and the Warrants Shares collectively are referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND PREFERRED SHARES.

(a) Purchase of New Notes, New Preferred Shares, and Warrants. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Buyer at the Closing, (i) the New Notes in the amount set forth opposite the Buyer’s name on Schedule I, (ii) the New Preferred Shares in the amount set forth opposite the Buyer’s name on Schedule I, and (iii) the Warrants to acquire up that number of Warrant Shares as set forth opposite the Buyer’s name on Schedule I. At the Closing, (i) the Buyer shall deliver to the Company such aggregate proceeds for the New Notes, the New Preferred Shares, the Warrants to be issued and sold to the Buyer at the Closing and (ii) the Company shall deliver to the Buyer, the New Notes, the New Preferred Shares and Warrants which the Buyer is purchasing at the Closing in amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

(b) Exchange of Existing Debentures for Series H Preferred Shares. Pursuant to the terms and conditions of this Agreement, at the Closing, the Buyer shall surrender the February 2006 Debentures (but not accrued and unpaid interest thereon) with an aggregate principal amount equal to $3,810,000 as set forth on Schedule II to the Company for conversion into 3,810 Series H Preferred Shares as set forth opposite the Buyer’s name on Schedule II attached hereto. At the Closing, (i) the Buyer shall deliver to the Company the February 2006 Debentures and (ii) the Company shall deliver to the Buyer, the 3,810 Series H Preferred Shares which the Buyer is acquiring in exchange for the surrender of the February 2006 Debentures as indicated opposite such Buyer’s name on Schedule II.

(c) Exchange of Existing Debentures for Exchanged Notes. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, at the Closing, the Buyer agrees to surrender the August 2006 Debentures and the 2007 Debentures (but not accrued and unpaid interest thereon) in principal amount of the $6,750,000 as set forth on Schedule II to the Company for conversion into Exchanged Notes in the aggregate principal amount equal to $6,750,000 as set forth opposite the Buyer’s name on Schedule II attached hereto. At the Closing, (i) the Buyer shall deliver to the Company the August 2006 Debentures and the 2007 Debentures (but not accrued and unpaid interest thereon) and (ii) the Company shall deliver to the Buyer, the Exchanged Notes which the Buyer is acquiring at the Closing in amounts indicated opposite such Buyer’s name on Schedule II, duly executed on behalf of the Company.

(d) Closing Dates. The Closing of the transactions contemplated herein shall take place at 10:00 a.m. Eastern Standard Time within 3 business days following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and the Buyer(s)) (the “Closing Date”). The Closings shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer).

(e) Holding Period for Series H Preferred Stock Issued in Exchange for Debentures. The Company represents, warrants and agrees that for the purposes of Rule 144, the holding period of the Exchanged Preferred Share issued hereunder in exchange for the February 2006 Debentures (including the corresponding Conversion Shares) will include the holding period of such surrendered February 2006 Debentures, and the Company agrees not to take a position contrary to this Section 2(e). If (A) there has been no change in facts and circumstances, (B) no contrary law, rule, regulation or instruction has been proposed, issued or adopted by the Commission, and (C) the Buyer is not an “affiliate” of the Company as the term is defined in Securities Act Rule 144(a)(1), then upon receipt of representations made by Buyer, in a form reasonably acceptable to the Company and its counsel, that it is not an affiliate of the Company and has not been an affiliate of the Company during the preceding 3 months, as well as other representations customarily given in connection with the removal of restrictive legends under Rule 144, the Company will, in connection with an applicable transfer request by Buyer, take the position that the holding period for the Exchanged Preferred Shares issued to the Buyer in exchange for the Buyer’s surrendered February 2006 Debentures include the holding period for such surrendered February 2006 Debentures.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a) Investment Purpose. The Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. The Buyer agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares or Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of the Convertible Debentures or Warrants are exercised by a Buyer that is not an Affiliate of the Company (a “Non-Affiliated Buyer”) at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery by a Non-Affiliated Buyer to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Buyer acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares or Warrant Shares is not an affirmative statement or representation that such Conversion Shares or Warrant Shares are freely tradable. Each Buyer, severally and not jointly with the other Buyer, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Receipt of Documents. The Buyer and its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2006; (iv) the Company’s Form 10-QSB for the fiscal quarter ended September 30, 2007 and (v) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation of Corporate and Other Buyer. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(k) No Legal Advice From the Company. The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Buyer:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a). Except as set forth on Schedule 3(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification..

(c) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Certificate of Designations, the Warrants, the Security Documents, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the Registration Statement as required under the Registration Rights Agreement or perform any of the Company’s other obligations under the Transaction Documents.

(d) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, par value $0.01 (“Preferred Stock”) of which 49,246,244 shares of Common Stock and 1,358,080 shares of Preferred Stock are issued and outstanding of which 1,000,000 shares are Series F Preferred Stock and 358,080 shares are Series G Preferred Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in Schedule 3(d): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) Issuance of Securities. The issuance of the Notes, Series H Preferred Share, and the Warrants are duly authorized and free from all taxes, liens and charges with respect to the issue thereof. Upon exercise in accordance with the terms of the Series H Preferred Shares or the Warrants, as the case may be, the Conversion Shares and Warrant Shares, respectively, when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, Series H Preferred Share, and the Warrants, and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.’s OTC Bulletin Board) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Buyer or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(h) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(i) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a Material Adverse Effect.

(j) Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by each Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(k) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(m) Employee Relations. Neither the Company, the Guarantors, or each their subsidiaries are involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(n) Intellectual Property Rights. The Company, the Guarantors, and each of their subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(o) Environmental Laws. The Company, the Guarantors, and each of their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(p) Title. All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(q) Insurance. The Company, the Guarantors, and each of their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(r) Regulatory Permits. The Company, the Guarantors, and each of their subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s) Internal Accounting Controls. The Company, the Guarantors, and each of their subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) No Material Adverse Breaches, etc. Neither the Company, the Guarantors, or each their subsidiaries are is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company, the Guarantors, or any of their subsidiaries are in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, the Guarantors, and any of their subsidiaries.

(u) Tax Status. The Company, the Guarantors, and each of their subsidiaries have made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company, the Guarantors, and each of their subsidiaries are has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v) Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(x) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y) Registration Rights. Other than the Buyer and as set forth on Schedule 3(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(z) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(bb) Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), and (ii) the Company is not and for at least the last 12 months prior to the date hereof has not been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144;

(cc) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series H Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series H Preferred Shares in accordance with this Agreement and the Series H Preferred Shares and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

(c) Reporting Status. With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;

(ii) from the date hereof until all the Securities either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(iii) The Company shall furnish to the Buyer so long as the Buyer owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration; and

(iv) During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the New Notes, Series H Preferred Shares, and Warrants for general corporate and working capital purposes and as the merger consideration in the acquisition of Safety & Ecology Holdings Corporation (“Safety & Ecology”) through the Company’s wholly owned subsidiary, HSCC Acquisition Corp.

(e) Reservation of Shares. On the date hereof, the Company shall reserve for issuance to the Buyer 145,000,000 shares for issuance upon conversions of the Series H Preferred Shares and exercise of the Warrants (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Series H Preferred Shares and the full exercise of the Warrants. If at any time the Share Reserve is insufficient to effect the full conversion of the Series H Preferred Shares or the full exercise of the Warrants, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. Without limiting the forgoing, the Company agrees that, upon the obtaining the Share Increase (as defined below) the Company shall increase the Share Reserve to 1,300,000,000 shares of Common Stock.

(f) Listings or Quotation. The Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Select Market, (d) the Nasdaq Global Market (e) the Nasdaq Capital Market, or (f) the Nasdaq OTC Bulletin Board (which does not include the Pink Sheets LLC) (“OTCBB”) (each, a “Primary Market”). The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.

(g) Fees and Expenses.

(i) The Company shall pay all of its costs and expenses incurred by it connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(ii) The Company shall place into escrow $800,000 upon the Closing directly from the proceeds of the Closing (collectively, the “Monitoring Fees,” and as deposited into escrow, the “Escrow Funds”) which shall be used to compensate Yorkville Advisors LLC (“Investment Manager”) for monitoring and managing the purchase and investment made by YA Global Investments, L.P. (“YA Global”) described herein, pursuant to the Investment Manager’s existing advisory obligations to YA Global. The Company, Investment Manager, and YA Global shall enter into an Escrow Agreement of even date herewith in the form attached hereto as Exhibit D (the “Escrow Agreement”) appointing an escrow agent (the “Escrow Agent”) to hold the Escrow Funds and to periodically disburse portions of such Escrow Funds to the Investment Manager from escrow in accordance with the terms of the Escrow Agreement. The Investment Manager shall periodically receive portions of the Escrow Funds in accordance with the Escrow Agreement until either: (1) the Escrow Funds shall have been fully disbursed pursuant the Escrow Agreement or (2) the Securities shall have been Fully Retired. “Fully Retired” shall mean that the Buyer shall have fully disposed of all the Securities issued or issuable hereunder, shall no longer have any investment in, or ownership of, any of the Securities, all amounts owed to YA Global under the Transaction Documents shall have been paid, and the Transaction Documents shall have been terminated. When the Securities are Fully Retired, the remaining Escrow Funds shall be returned to the Company or otherwise disbursed in accordance with the Escrow Agreement.

(iii) The Company shall pay a structuring and due diligence fee to Yorkville of $50,000 which shall be paid directly from the proceeds of the Closing. The structuring and due diligence fee shall be nonrefundable and payable whether or not any Closing occurs.

(h) Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason while any Notes or any Series H Preferred Shares remain outstanding, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(i) Short Sales. Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(j) Lockup Agreements. Within ten (10) calendar days following the date hereof, the Company shall obtain from each officer and director a lockup agreement in the form attached hereto as Exhibit E and upon receipt of all such executed lockup agreements, all other lockup agreements of C. Thomas McMillen entered into in connection with prior transactions with the Buyer with regard to Company securities shall be cancelled.

(k) Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

(l) Disclosure of Transaction. Within four Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Convertible Debenture, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing.

(m) Subsidiaries. In the event that any entity becomes a subsidiary of the Company or any Guarantor, the Company or such Guarantor shall concurrently with such entity becoming a subsidiary cause such subsidiary to become a guarantor under the Guaranty Agreement and a Grantor under the Security Agreement (other than a subsidiary of Nexus), with respect to each such subsidiary, the Company or Guarantor shall promptly send to the Buyer written notice setting forth with respect to such entity the date on which such entity became a subsidiary of the Company.

(n) Further Assurances. At any time or from time to time upon the request of the Buyer, the Company or any Guarantor will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Buyer may reasonably request in order to effect fully the purposes of the Transaction Documents, including providing Buyer with any information reasonably requested pursuant of it. In furtherance and not in limitation of the foregoing, each of the Company or any Guarantor shall take such actions as Buyer may reasonably request from time to time to ensure that the obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Company, and its subsidiaries and all of the outstanding capital stock of Company and its subsidiaries (subject to limitations contained in the Transaction Documents).

(o) Amendment to Certificate of Incorporation. On or before May 15, 2008, the Company shall call and hold a special meeting of its stockholders for the sole purpose of increasing the number of authorized shares of Common Stock from 200,000,000 to at least 2,000,000,000 (the “Share Increase”) or obtain the necessary written consent from its stockholders for such actions. The Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(p) Acknowledgment. The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the February 2006 Debentures, August 2006 Debentures, and the 2007 Debentures and in the outstanding principal amount set forth above plus accrued and unpaid interest thereon and such amounts are unconditionally owing by the Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever. The Company further acknowledges, confirms and agrees that: (a) each of the February 2006 Debentures, the August 2006 Debentures, the 2007 Debentures, the February 2006 Purchase Agreement, the August 2006 Purchase Agreement, the 2007 Purchase Agreement, and all the related documents to which it is a party have been duly executed and delivered to YA Global by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations.

5. NEGATIVE COVENANTS. Each of the Company and the Guarantors, Safety & Ecology (provided, however, that the obligations of Safety & Ecology shall not arise until after the SEC Closing (as defined in Section 8(a)(xiii)) and Polimatrix, Inc. (collectively, the “HSCC Subsidiaries”) covenant and agree that, so long as either any portion of the Notes remain outstanding or any Series H Preferred Shares remain outstanding, such party shall perform, and shall cause each of its subsidiaries to perform, all covenants in this Section 5.

(a) Corporate Existence. Neither the Company or any HSCC Subsidiary shall directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Buyer.

(b) Transactions With Affiliates. The Company and each HSCC Subsidiary shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in Homeland Advisory or Celerity or any other subsidiary that has granted the Buyer a lien in all its assets pursuant to the Security Agreement, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(c) Subsequent Offerings.

(i) Without the written consent of the Buyer, the Company shall not (a) grant, issue or sell any Common Stock or other equity securities, any securities convertible into or exchangeable for any Common Stock or other equity securities or take any other action that may result in the issuance of any of the foregoing, or (b) file any registration statements on Form S-8 or issue any Common Stock that is registered on Form S-8.

(ii) Without the written consent of the Buyer, the Company shall not consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions, or take any other action that may result in any of the foregoing, except that any wholly-owned subsidiary of the Company may merge with the Company, provided that, the Company shall be the continuing or surviving entity.

(d) Notwithstanding the restrictions set forth in Section 5(c) above, the Company may issue (i) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the independent directors of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; provided that the number of shares directly or upon exercise of such options shall not exceed 75,000,000 in the aggregate; (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date provided the terms of such securities have not been changed; (d) securities issued pursuant to acquisitions of other companies; provided, that any such issuance (1) shall only be to a person or entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives substantial benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (2) shall only be to a person or entity that is not an Affiliate of the Company, the HSCC Subsidiaries, or any of their subsidiaries and (3) has been approved by a majority of the independent directors of the Company; (e) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital.

(e) Indebtedness. The Company and the HSCC Subsidiaries shall not, nor shall they permit any of their subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except for Permitted Indebtedness. “Permitted Indebtedness” means: (i) indebtedness evidenced by Notes; (ii) indebtedness described on the Disclosure Schedule; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by a Credit Party, including capital lease obligations with no recourse other than to such equipment; (iv) renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection, or (iv) indebtedness of up to $8,000,000 incurred by Safety & Ecology pursuant to that Loan and Security Agreement dated March 14, 2008, by and among Safety & Ecology, its subsidiaries and Suntrust Bank, provided that the Buyer (within thirty (30) days following the Closing Date and at all times thereafter) has the right to purchase the Safety & Ecology Debt from the creditor at par (the “Safety & Ecology Debt”).

(f) Liens. The Company and the HSCC Subsidiaries shall not, nor shall they permit any of their subsidiaries to directly or indirectly, create, incur, assume or permit to exist any lien, security interest, option or other charge or encumbrance (each, a “Lien”) on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company, the HSCC Subsidiaries, or any of their subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except for Permitted Liens. “Permitted Liens” means: (1) the security interests created by the Security Documents, (2) any prior security interest granted to the Buyer, (3) existing Liens which have been disclosed by the Company on Schedule 5(f) attached hereto; (4) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (6) licenses, sublicenses, leases or subleases granted to other person or entity not materially interfering with the conduct of the business of the Company or its subsidiaries; (7) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (8) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company or its subsidiaries and not materially detracting from the value of the property subject thereto; (9) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (10) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (11) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (12) usual and customary set-off rights in leases and other contracts; (13) escrows in connection with acquisitions and dispositions and (14) a Lien granted by Safety & Ecology in connection with the Safety & Ecology Debt.

(g) Fundamental Changes; Disposition of Assets; Acquisitions. The Company and the HSCC Subsidiaries shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any entity or any division or line of business or other business unit of any entity, except: (a) asset sales, the proceeds of which (i) are less than $50,000 with respect to any single asset sale or series of related asset sales, and (ii) when aggregated with the proceeds of all other asset sales made within the same fiscal year, are less than $100,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Company (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, (b) disposals of obsolete or worn out property or (c) the sale by SEC of its assets in the ordinary course of business following the completion of a project.

(h) Disposal of Subsidiary Interests. The Company and the HSCC Subsidiaries shall not (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any capital stock of any of its subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any capital stock of any of its subsidiaries, except to the Company or any subsidiaries (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

(i) The Company shall not (a) create a new series of preferred stock, or amend any terms, preferences or rights of any series of preferred stock now existing or hereinafter created, (b) authorize or issue shares of any class of stock having preferences or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series H Preferred Shares, (c) make any amendment to its Certificate of Incorporation or Bylaws adversely affecting (directly or indirectly) the rights of the holders of the Series H Preferred Shares, or (d) reclassify any shares of any class of stock into shares having preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series H Preferred Shares. Notwithstanding the forgoing, the Company shall be permitted to create a class of Series I Convertible Preferred Stock (the “Series I Stock) with the terms, conditions, and preferences specifically set forth on Exhibit E attached hereto and the Company may issue up to 550,000 shares of Series I Stock to the former shareholders of Safety & Ecology upon the SEC Closing.

6. TRANSFER AGENT INSTRUCTIONS.

(a) The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent, and any subsequent transfer agent, irrevocably appointing David Gonzalez, Esq. as the Company’s agent for purpose instructing its transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued upon conversion of the Series H Preferred Shares or exercise of the Warrants as specified from time to time by each Buyer to the Company upon conversion of the Series H Preferred Shares or exercise of the Warrants. The Company shall not change its transfer agent without the express written consent of the Buyer, which may be withheld by the Buyer in their sole discretion. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares or Warrant Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment and, with respect to any transfer, shall permit the transfer. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Series H Preferred Shares, the Notes, and the Warrants to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b) The Buyer shall have delivered to the Company the Purchase Price for the Series H Preferred Shares, the Notes, and the Warrants in the respective amounts as set forth next to the Buyer as set forth on Schedule I attached hereto, minus any fees to be paid directly from the proceeds the Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

8. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Series H Preferred Shares, the Notes, and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i) The Company shall have executed the Transaction Documents and delivered the same to the Buyer; provided, however, that the Deposit Control Agreement may be delivered within five (5) business days following the Closing Date.

(ii) The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved for listing or trading on the Primary Market.

(iii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date

(iv) The Company shall have delivered to the Buyer(s) the Series H Preferred Shares, the Notes, and the Warrants in the respective amounts set forth opposite the Buyer’s name on Schedule I and II attached hereto.

(v) The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer.

(vi) The Company shall have provided to the Buyer a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within 10 days of the Closing Date.

(vii) The Company shall have delivered to the Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company's Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(viii) The Company or the Buyer shall have filed a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the Pledged Property as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer(s).

(ix) All subsidiary stock held by the Company as well as executed and medallion guaranteed stock powers as required pursuant to the Security Documents shall have been delivered to the Buyer.

(x) The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(xi) The Company shall have created the Share Reserve.

(xii) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xiii) All conditions to the consummation of the transactions contemplated by the Agreement and Plan of Merger and Stock Purchase Agreement entered into as of March 13, 2008 among the Company, Safety & Ecology, HSCC Acquisition Corp. and the shareholders of Safety & Ecology named therein shall have been satisfied or waived (except for delivery by the Company of the cash portion of the merger consideration, which shall be satisfied simultaneously with the Closing) and such transactions shall close simultaneously with the Closing hereunder (the “SEC Closing”).

9. INDEMNIFICATION.

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

10. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Mr. C. Thomas McMillen
Chief Executive Officer
Homeland Security Capital Corporation
1005 N. Glebe Road, Ste. 550
Arlington, VA 22201
Facsimile: (703) 528-0956

With a copy to:	Martin T. Schrier, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
200 S. Biscayne Blvd., Suite 2000
Miami, FL 33131
Facsimile: (305) 358-7095

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless this Agreement is terminated under Section 9(l), all agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 10(l), the Company shall remain obligated to reimburse the Buyer(s) for the fees and expenses of Yorkville Advisors LLC described in Section 4(g) above (other than the amounts set forth in Section 4(g)(ii)).

(m) Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(n) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
HOMELAND SECURITY CAPITAL CORPORATION

By:
Name:
Title:

SUBSIDIARIES (solely with respect to Section 5):

POLIMATRIX, INC.

By:
Name:
Title:

HOMELAND SECURITY ADVISORY SERVICES, INC.,

By:
Name:
Title:

CELERITY SYSTEMS, INC.

By:
Name:
Title:

SAFETY & ECOLOGY HOLDINGS CORPORATION

By:
Name:
Title:

NEXUS TECHNOLOGIES GROUP, INC

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:	Mark Angelo
Its:	Portfolio Manager

SCHEDULE I

SCHEDULE OF BUYER

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Principal Amount of New Notes to be Purchased at the Closing	Number of New Preferred Shares to be Purchased at the Closing	Warrant to Acquire Such Number of Warrant Shares to be Purchased at the Closing	Purchase Price to be Paid by Buyer	Legal Representative’s Address and Facsimile Number

YA Global Investments, L.P. 101 Hudson Street, Suite 3700 Jersey City, NJ 07302 Attention: Mark Angelo Telephone: (201) 985-8300 Facsimile: (201) 985-8266 Residence: Cayman Islands	$6,310,000	6,190 Shares	83,333,333	$12,500,000	David Gonzalez, Esq. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Telephone: (201) 985-8300 Facsimile: (201) 985-8266

SCHEDULE II

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Principal Amount of February 2006 Debenture Surrendered at Closing	Number of Series H Preferred Shares to be Issued in Exchange for February 2006 Debenture at Closing	Principal Amount of August 2006 Debenture Surrendered at Closing	Principal Amount of 2007 Debenture Surrendered at Closing	Principal Amount Exchanged Notes to be Issued in Exchange for the August 2006 Debenture and the 2007 Debenture at Closing	Legal Representative’s Address and Facsimile Number

YA Global Investments, L.P. 101 Hudson Street Suite 3700 Jersey City, NJ 07302 Attention: Mark Angelo Telephone: (201) 985-8300 Facsimile: (201) 985-8266 Residence: Cayman Islands	$3,810,000	3,810 Shares	$4,000,000	$2,750,000	$6,750,000	David Gonzalez, Esq. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 T: (201) 985-8300 F: (201) 985-8266

2

LIST OF EXHIBITS:

Disclosure Schedule

Exhibit A – Form of Certificate of Designations of Series H Preferred Shares

Exhibit B – Form of Note

Exhibit C – Form of Warrant

Exhibit D – Form of Escrow Agreement

Exhibit E – Form of Series I Preferred Stock